Exhibit 99(f)

SEMI-ANNUAL SERVICER’S CERTIFICATE
Amended April 28, 2015

ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
$500,000,000 Transition Bonds, Series 2003-1

Oncor Electric Delivery Company, as Servicer

Pursuant to Section 4.01(c)(ii) of the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the “Agreement”) between Oncor Electric Delivery Company, as Servicer and Oncor Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used herein have the respective meanings as set forth in the Agreement.  References herein to certain sections and subsections are references to the respective sections of the Agreement.

Collection Periods:	August 2014 to January 2015
Payment Date:	February 17, 2015
Today's Date:	April 28, 2015

1.	COLLECTIONS ALLOCABLE AND AGGREGATE AMOUNTS AVAILABLE FOR THE CURRENT PAYMENT DATE:
i.	Remittances for the August 2014 Series 2003-1 Collection Period		$4,889,554.68
ii.	Remittances for the September 2014 Series 2003-1 Collection Period		$7,817,824.75*
iii.	Remittances for the October 2014 Series 2003-1 Collection Period		$5,409,443.60
iv.	Remittances for the November 2014 Series 2003-1 Collection Period		$4,299,989.39
v.	Remittances for the December 2014 Series 2003-1 Collection Period		$4,583,677.64
vi.	Remittances for the January 2015 Series 2003-1 Collection Period		$4,433,946.14
vii.	Remittances for the ___________ Series 2003-1 Collection Period after______________ (use 6 prior periods only)	$
viii.	Remittances for the ___________ Series 2003-1 Collection Period after______________ (use 6 prior periods only)	$
ix.	Remittances for the ___________ Series 2003-1 Collection Period after______________ (use 6 prior periods only)	$
x.	Remittances for the _____ Series 2003-1 Collection Period	$
xi.	Remittances for the _____ Series 2003-1 Collection Period	$
xii.	Investment Earnings on Series 2003-1 Collection Account:		$0.00
xiii.	Investment Earnings on Series 2003-1 Capital Subaccount		$269.45
xiv.	Investment Earnings on Series 2003-1 Overcollateralization Subaccount		$111.82
xv.	Investment Earnings on Series 2003-1 Reserve Subaccount:		$0.00

xvi.	Investment Earnings on Series 2003-1 General Subaccount				$3.51
xvii.	Series 2003-1 General Subaccount Balance (sum of i through xvi above):				$31,434,820.98

xviii.	Series 2003-1 Reserve Subaccount Balance as of Prior Series 2003-1 Payment Date				$1,142,206.75
xix.	Series 2003-1 Overcollateralization Subaccount Balance as of Prior Series 2003-1 Payment Date				$2,291,667.00
xx.	Series 2003-1 Capital Subaccount Balance as of Prior Series 2003-1 Payment Date				$2,500,000.00
xxi.	Series 2003-1 Collection Account Balance (sum of xvii. through xx above)				$37,368,694.73

2.	OUTSTANDING AMOUNTS AS OF PRIOR SERIES 2003-1 PAYMENT DATE:
i.	Class A-1 Outstanding Amount				$0.00
ii.	Class A-2 Outstanding Amount				$0.00
iii.	Class A-3 Outstanding Amount				$0.00
iv.	Class A-4 Outstanding Amount				$54,407,684.00
v.	Aggregate Outstanding Amount of All Series 2003-1 Bonds				$54,407,684.00

3.	REQUIRED FUNDING/PAYMENTS AS OF CURRENT PAYMENT DATE:
					PRINCIPAL
	SERIES 2003-1 PRINCIPAL				DUE
i.	Class A-1				$0.00
ii	Class A-2				$0.00
iii.	Class A-3				$0.00
iv.	Class A-4				$29,612,944.00
v.	For all Series 2003-1 Bonds				$29,612,944.00

	SERIES 2003-1	BOND INTEREST RATE	DAYS IN INTEREST PERIOD (1)	PRINCIPAL BALANCE	INTEREST DUE
vi.	Class A-1	2.26%	180/360	$0.00	$0.00
vii.	Class A-2	4.03%	180/360	$0.00	$0.00
viii.	Class A-3	4.95%	180/360	$0.00	$0.00
ix.	Class A-4	5.42%	180/360	$54,407,684.00	$1,474,448.24
x.	For All Series 2003-1 Bonds			$54,407,684.00	$1,474,448.24

		REQUIRED LEVEL	FUNDING REQUIRED
xi.	Series 2003-1 Overcollateralization Subaccount	$2,395,833.00	$104,166.00
xii.	Series 2003-1 Capital Subaccount	$2,500,000.00	$0.00

(1)	On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.

4.	ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO §8.02(d) OF INDENTURE
i.	Trustee Fees and Expenses (subject to cap-see 8.02(e)(i) of the Indenture):		$0.00
ii.	Indenture Manager Fees (subject to cap-see 8.02(e)(i) of the Indenture):		$2,000.00
iii.	Series 2003-1 Servicing Fee:		$200,000.00
iv.	Operating Expenses (subject to cap-see 8.02(e)(iii) of the Indenture):
	Trust Operating Expense:		$0.00
	Trust Accounting Expense:		$0.00
	Rating Agency Fees (already paid by Servicer):		$12,500.00
	Administration Fee:		$25,000.00
	Audit Fee (already paid by Administrator)		$17,423.00

	Total Fees and Expenses (i. through iv.)		$256,923.00

v.	Semi-Annual Interest -including any past-due for prior period(s)
			Per $1,000 of Original
	SERIES 2003-1	AGGREGATE	PRINCIPAL
	1.	Class A-1 Interest Payment	$0.00
	2.	Class A-2 Interest Payment	$0.00
	3.	Class A-3 Interest Payment	$0.00
	4.	Class A-4 Interest Payment	$1,474,448.24

vi.	Principal Due and Payable as a Result of Event of Default or on Final Maturity Date
			Per $1,000 of Original
	SERIES 2003-1	AGGREGATE	PRINCIPAL
	1.	Class A-1 Principal Payment	$0.00
	2.	Class A-2 Principal Payment	$0.00
	3.	Class A-3 Principal Payment	$0.00
	4.	Class A-4 Principal Payment	$0.00

vii.	Semi-Annual Principal
			Per $1,000 of Original
	SERIES 2003-1	AGGREGATE	PRINCIPAL
	1.	Class A-1 Principal Payment	$0.00
	2.	Class A-2 Principal Payment	$0.00
	3.	Class A-3 Principal Payment	$0.00
	4.	Class A-4 Principal Payment	$29,612,944.00

4.	ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO §8.02(d) OF INDENTURE (CONTINUED):

viii.	Funding of Series 2003-1 Capital Subaccount (to required level)	$1,519,152.06*
ix.	Funding of Series 2003-1 Overcollateralization Subaccount (to required level)	$0.00
x.	Investment Earnings on Series 2003-1 Capital Subaccount Released to Issuer	$0.00
xi.	Deposit to Series 2003-1 Reserve Subaccount	$0.00
xii.	Released to Issuer upon Retirement of all Bonds	$0.00
xiii.	AGGREGATE REMITTANCES AS OF CURRENT PAYMENT DATE	$32,863,467.30

5.	OUTSTANDING AMOUNT AND SERIES 2003-1 COLLECTION ACCOUNT BALANCE AS OF CURRENT PAYMENT DATE (AFTER GIVING EFFECT TO PAYMENTS TO BE MADE ON SUCH PAYMENT DATE):

	SERIES 2003-1

i.	Class A-1 Outstanding Amount	$0.00
ii.	Class A-2 Outstanding Amount	$0.00
iii.	Class A-3 Outstanding Amount	$0.00
iv.	Class A-4 Outstanding Amount	$24,794,740.00
v.	AGGREGATE OUTSTANDING AMOUNT OF ALL SERIES 2003-1 BONDS	$24,794,740.00

vi.	Series 2003-1 Reserve Subaccount Balance	$0.00
vii.	Series 2003-1 Overcollateralization Subaccount Balance	$2,005,227.43
viii.	Series 2003-1 Capital Subaccount Balance	$4,019,152.06*
ix.	AGGREGATE SERIES 2003-1 COLLECTION ACCOUNT BALANCE	$6,024,379.49

6.	SUBACCOUNT WITHDRAWALS AS OF CURRENT PAYMENT DATE (IF APPLICABLE, PURSUANT TO SECTION 8.02(e) OF INDENTURE):
i.	Series 2003-1 Reserve Subaccount	$1,142,206.75
ii.	Series 2003-1 Overcollateralization Subaccount	$296,439.37
iii.	Series 2003-1 Capital Subaccount	$0.00
iv.	TOTAL WITHDRAWALS	$1,428,646.32

7.	SHORTFALLS IN INTEREST AND PRINCIPAL PAYMENTS AS OF CURRENT PAYMENT DATE:

i.		Semi-annual Interest

	SERIES 2003-1
	1.	Class A-1 Interest Payment	$0.00
	2.	Class A-2 Interest Payment	$0.00
	3.	Class A-3 Interest Payment	$0.00
	4.	Class A-4 Interest Payment	$0.00

ii.		Semi-annual Principal
	SERIES 2003-1
	1.	Class A-1 Principal Payment	$0.00
	2.	Class A-2 Principal Payment	$0.00
	3.	Class A-3 Principal Payment	$0.00
	4.	Class A-4 Interest Payment	$0.00

8.	SHORTFALLS IN REQUIRED SERIES 2003-1 SUBACCOUNT LEVELS AS OF CURRENT PAYMENT DATE:
i.		Series 2003-1 Overcollateralization Subaccount	$390,605.57
ii.		Series 2003-1 Capital Subaccount	$0.00

* Includes $1,519,152.06 of non-transition charges mistakenly remitted to Indenture Trustee by Servicer and currently deposited in the reserve subaccount and overcollateralization account but by this Certificate moved to Capital account.  As noted in the Issuer's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2015, the Servicer mistakenly remitted to the Trustee $3,919,000 more than it collected in transition charges for all outstanding transition bonds. $1,519,152.06 of that amount relates to the Series 2003-1 Transition Bonds, and $2,400,113.43 relates to the Series 2004-1 Transition Bonds.

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer's Certificate this 28th day of April 2015.

		ONCOR ELECTRIC DELIVERY COMPANY, as Servicer,

		By:	/s/ John M. Casey
		Name:	John M. Casey
		Title:	Vice President - Treasurer